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                              CONSULTING AGREEMENT
                              --------------------

         Consulting Agreement, made and entered into as of the 1st day of June 2000, by and between Spigadoro, Inc., a company incorporated under the laws of the State of Delaware (the "Company") and Orida Capital USA, Inc., a Delaware corporation ("Consultant").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to retain the consultant with respect to various matters related to the Company's business, and the Consultant is an independent contractor willing to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

         WHEREAS, the Company is a holding company engaged in the food business in Europe and the United States;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

         1. Retention. The Company hereby retains the Consultant, and Consultant hereby accepts such retention, to perform such consulting and advisory services as the Company shall reasonably request in connection with the Company's business.

         2. Duties of Consultant. During the term of this agreement, the Consultant shall provide the Company with the benefits of its best judgment and diligent efforts. Consultant shall render advice, upon the request of the Company, in good faith. The Consultant's duties will include, but will not necessarily be limited to, the following:

         (a) identifying and analyzing investment opportunities for the Company;

         (b) providing financial advisory services; and

         (c) providing assistance in relation to the development of the Company's business.

         3. Term and Termination. The Consultant's retention hereunder shall continue for a period of three years from the date hereof or until terminated by mutual agreement.

         4. Compensation to Consultant. As compensation for Consultant's services hereunder, the Company shall pay to Consultant an annual fee of $300,000, payable quarterly in advance or as otherwise may be agreed by the parties; provided, that any amounts previously paid by the Company to the Consultant durign calendar 2000 pursuant to a prior consulting agreement between the parties shall be credited toward any amounts due to Consultant during calendar 2000. Such prior consulting agreement is hereby terminated by the parties.

         5. Expenses. The Company shall pay or reimburse the Consultant for all reasonable travel or other expenses incurred by the Consultant in connection with the performance of its duties under this Agreement, subject to the Consultant's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.


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         6. Ownership. The Consultant shall promptly disclose, grant and assign ownership to the Company for its sole use and benefit any and all inventions, improvements, discoveries, copyrights, information, ideas and suggestions (whether patentable or not) (collectively, "Inventions") which it may develop, acquire, conceive or reduce to practice during the term of this Agreement (whether or not during usual working hours) which relate to the subject of this Agreement or the business of the Company and/or those which result directly or indirectly, in whole or in part, from use of the time, facilities, materials or information of the Company, together with all patent applications, copyrights and reissues thereof that may at any time be granted for or upon any such Invention. The Consultant understands and agrees that the Company is and shall be the sole owner of any and all property rights in any Inventions. The Consultant shall render to the Company at its expense all such assistance as the Company may require in order to fully carry out the intent of this Agreement.

         7. Non-Exclusivity. The Company hereby agrees and acknowledges that the engagement of Consultant is non-exclusive and the Consultant may represent other companies in any capacity whatsoever; provided, that the Consultant shall disclose to the Company any actual conflicts of interest.

         8. Independent Contractor. The Consultant shall be an independent contractor and not an employee of the Company.

         9. Indemnity.

         (a) The Consultant is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and, in addition, the Consultant may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, the Consultant's liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

         (b) The Company agrees to save harmless, indemnify and defend (and shall reimburse on demand for all payments, costs or expenses or any other loss or damage whatsoever made or incurred or suffered as a result of) the Consultant for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, (1) any misrepresentation made to it or (2) its status or activities as Consultant under this Agreement, except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Consultant.

         10. Governing Law. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof, without regard to conflicts of laws principles.

         11. Entire Agreement. This Agreement contains the entire Agreement between the parties, and may not be altered or modified, except in writing and signed by the party to be charged thereby. This Agreement supersedes any and all previous agreements between the parties.

         12. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.



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         IN WITNESS WHEREOF, the parties hereto have each executed this
Agreement as of the day and year first above written.

                                         SPIGADORO, INC.



                                         By: /s/ Jacob Agam
                                            ------------------------------
                                            Name:  Jacob Agam
                                            Title:  Chairman and C.E.O.


                                         ORIDA CAPITAL USA, INC.


                                         By: /s/ Marc S. Goldfarb
                                             ------------------------------
                                             Name: Marc S. Goldfarb
                                             Title: President